UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

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Enterprise Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENTERPRISE BANCORP, INC.

222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
TELEPHONE: (978) 459-9000

March 26, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of stockholders (the “Annual Meeting”) of Enterprise Bancorp, Inc. (the “Company”), the parent holding company of Enterprise Bank and Trust Company, to be held on Tuesday, May 1, 2007, at 4:00 p.m. local time, at the Boston University Conference Center, 72 Tyng Road, Tyngsboro, Massachusetts.

The Annual Meeting has been called for the following purposes:

1.                                       To elect five Directors of the Company, each for a three-year term;

2.                                       To amend the Company’s Restated Articles of Organization to increase the number of shares of common stock that the Company is authorized to issue from 10,000,000 shares to 20,000,000 shares;

3.                                       To ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

4.                                       To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The accompanying Proxy Statement of the Company provides information concerning the matters to be voted on at the Annual Meeting. Also enclosed is the Company’s 2006 annual report to stockholders, which contains additional information and results for the year ended December 31, 2006, including the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope or, if you prefer, you may deliver your proxy electronically by following the instructions included with your proxy card.

Thank you in advance for returning your proxy. We appreciate your continuing support of the Company.

Sincerely,

George L. Duncan
Chairman of the Board

ENTERPRISE BANCORP, INC.

222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
TELEPHONE: (978) 459-9000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 4:00 p.m. on Tuesday, May 1, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of stockholders (the “Annual Meeting”) of Enterprise Bancorp, Inc. (the “Company”) will be held at the Boston University Conference Center, 72 Tyng Road, Tyngsboro, Massachusetts at 4:00 p.m. local time on Tuesday, May 1, 2007 for the following purposes:

1.                                       To elect five Directors of the Company, each to serve for a three-year term (Proposal One);

2.                                       To amend the Company’s Restated Articles of Organization to increase the number of shares of common stock that the Company is authorized to issue from 10,000,000 shares to 20,000,000 shares (Proposal Two);

3.                                       To ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 (Proposal Three); and

4.                                       To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 13, 2007 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of the Company’s common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In the event there are not sufficient votes to approve any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors

Michael A. Spinelli

Secretary

222 Merrimack Street
Lowell, Massachusetts 01852
March 26, 2007

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR, IF YOU PREFER, YOU MAY DELIVER YOUR PROXY ELECTRONICALLY BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

PROXY STATEMENT

ENTERPRISE BANCORP, INC.

222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
Telephone: (978) 459-9000

ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, May 1, 2007

GENERAL INFORMATION

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Enterprise Bancorp, Inc. (the “Company”), the parent holding company of Enterprise Bank and Trust Company (the “Bank”), for the 2007 Annual Meeting of stockholders of the Company (the “Annual Meeting”), to be held on Tuesday, May 1, 2007 at 4:00 p.m. local time, at the Boston University Conference Center, 72 Tyng Road, Tyngsboro, Massachusetts and at any adjournments or postponements thereof. This Proxy Statement, the accompanying Notice of Annual Meeting and the accompanying proxy card are first being mailed to stockholders on or about March 26, 2007.

The Annual Meeting has been called for the following purposes: (1) to elect five Directors of the Company, each to serve for a three-year term; (2) to amend the Company’s Restated Articles of Organization; (3) to ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and (4) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Company is a Massachusetts corporation and a registered bank holding company. All of the Company’s material business activities are conducted through the Bank.

The Company effected a 2:1 split of its common stock, par value $0.01 per share (the “Common Stock”), through the payment of a stock dividend to stockholders of record on June 15, 2006.  All references to issued or issuable shares of Common Stock (including the exercise price of outstanding options to purchase shares of Common Stock) contained in this Proxy Statement have been adjusted to reflect the stock split.

Record Date

The Board of Directors has fixed the close of business on March 13, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof (the “Record Date”). Only holders of record of the Company’s common stock (the “Common Stock”) at the close of business on the Record Date will be entitled to notice of, and to vote at, the

Annual Meeting and any adjournments or postponements thereof. At the close of business on the Record Date, there were           shares of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting and any adjournments or postponements thereof. The holders of shares of the Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments or postponements thereof.

Proxies

You may vote at the annual meeting in person or by proxy.  Proxies may be delivered in writing by mail or electronically by phone or via the Internet.  If you intend to deliver a proxy by mail, we request that you complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope, which requires no postage if mailed in the United States.  If you intend to deliver a proxy electronically, you may do so by phone or via the Internet by following the instructions included with your proxy card.  If you hold your shares in “street name”, such as in a stock brokerage account or through a bank or other nominee, you need to check your proxy card or contact your broker or nominee to determine whether electronic proxy delivery is available to you.

If you are delivering a proxy by mail and you return the enclosed proxy card properly executed to the Company in time to be voted at the Annual Meeting or if you are delivering a proxy electronically and you properly follow the instructions included with your proxy card for doing so by no later than the deadline indicated in such instructions, then the shares represented by your proxy, regardless of the method of delivery,  will be voted in accordance with the instructions marked thereon, if mailed, or otherwise properly included in any electronic delivery, unless you subsequently revoke your proxy as further explained below.

If you properly deliver your proxy, whether by mail or electronically, without including any instructions as to how your proxy should be voted, then your proxy will be voted as follows: (1) FOR the election of Nancy L. Donahue, George L. Duncan, Eric W. Hanson, Carol L. Reid and Michael A. Spinelli, the five nominees of the Board of Directors, as Directors of the Company; (2) FOR the amendment of the Company’s Restated Articles of Organization to increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000; (3) FOR the ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and (4) in such manner as management’s proxy-holders shall decide on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The presence of a stockholder at the Annual Meeting will not automatically revoke a stockholder’s proxy. A stockholder may, however, revoke a proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by filing with the Secretary of the Company a written notice of revocation, or by delivering to the Company a duly executed proxy bearing a later date, or by properly delivering a proxy electronically at a later date, or by attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Michael A. Spinelli, Secretary.

It is not anticipated that any matters other than those set forth in the foregoing proposals (1), (2) and (3) contained in this Proxy Statement will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in their discretion in accordance with their best judgment.

In addition to use of the mails, proxies may be solicited personally or by telephone or fax by officers, Directors and employees of the Company, none of whom will be specially compensated for such solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in that connection. The cost of soliciting proxies will be borne by the Company.

Quorum; Vote Required

The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting for the transaction of business. Abstentions and “broker non-votes” (as defined below) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of Directors of the Company (Proposal One). In voting for the election of Directors, shareholders may vote “FOR” all nominees or “Withhold” their vote from all nominees or from only certain specified nominees. Withholding a vote from all or some of the nominees is effectively a vote against such nominee(s). Any broker non-votes in the election of Directors would not be counted as “votes cast” for the purpose of electing Directors and, therefore, would not affect the election of Directors. The approval and adoption of the amendment to the Company’s Restated Articles of Organization (Proposal Two) requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock.  Neither abstentions nor broker non-votes will be included among the outstanding shares of Common Stock that are affirmatively voted “for” this proposal and, therefore, they will have the effect of votes “against” this proposal.  The approval of the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 (Proposal Three) requires the affirmative vote of a majority of the shares present and voting, in person or by proxy, at the Annual Meeting. Neither abstentions nor broker non-votes will be included among the shares that are considered to be present and voting on this proposal and, therefore, they will have no effect on the voting for this proposal.

A “broker non-vote” is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

The Directors and executive officers of the Company have indicated that they intend to vote all shares of the Common Stock that they are entitled to vote in favor of each of proposals (1), (2) and (3) presented herein. On the Record Date, the Directors and executive officers of the Company in the aggregate had the right to vote             shares of the Common Stock representing approximately     % of the outstanding shares of the Common Stock as of such date.

2006 Amendment of By-laws

On May 2, 2006, pursuant to its authority under the Company’s articles of organization and by-laws, the Board of Directors approved various amendments to the Company’s by-laws.  These amendments were adopted largely to reflect changes in Massachusetts corporate law resulting from the legislature’s adoption in 2003 of Chapter 156D of the Massachusetts General Laws.  The amendments also reflected changes to the by-laws that were required to implement the Board of Directors’ decision to separate the chairmanship and chief executive officer positions in the Company’s corporate governance structure, as well as changes intended to incorporate best practices standards in connection with officer designations and responsibilities, director nominations and director and officer indemnification.  A copy of the Company’s current Amended and Restated By-laws was filed with the Securities and Exchange Commission on May 5, 2006 as Exhibit 3.2 to the Company’s current report on Form 8-K.  You can access a copy of the by-laws through the SEC’s web site at http://www.sec.gov or you can request a copy from the Company by either directing your request in writing to:  Enterprise Bancorp, Inc, 222 Merrimack Street, Lowell, Massachusetts 01852, Attention:  Michael A. Spinelli, Secretary, or by calling Jim Marcotte directly at (978) 656-5614.

PROPOSAL ONE

ELECTION OF CLASS OF DIRECTORS

The Company’s By-Laws provide that the number of Directors shall be set by a majority vote of the entire Board of Directors. The number of Directors for the Company has been set at 17 through the date of the Annual Meeting, subject to change as described further below. Under the Company’s Articles of Organization and By-Laws, this number is divided into three classes, as nearly equal in number as possible, with the Directors in each class serving a term of three years and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. As the term of one class expires, a successor class is elected at the annual meeting of stockholders for that year.

The Board of Directors currently includes two members, Walter L. Armstrong and Charles P. Sarantos, whose terms will expire at the time of the Annual Meeting.  Both Mr. Armstrong and Mr. Sarantos have indicated that they intend to retire from the Board of Directors upon the expiration of their term and, consequently, upon their retirement, the number of Directors of the Company will automatically be reset at 15.

At the Annual Meeting, there are five Directors to be elected to serve until the 2010 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. The Board of Directors has nominated, upon the recommendation of the Board’s Corporate Governance/Nominating Committee, each of Nancy L. Donahue, George L. Duncan, Eric W. Hanson, Carol L. Reid and Michael A. Spinelli, for election as a Director for a three-year term.

Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as a Director of each of the nominees named above. The Board of Directors believes that all of the nominees will stand for election and will serve as a Director if elected. However, if any person nominated by the Board of Directors fails to stand for election or is unable or refuses to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Information Regarding Nominees

The following table sets forth certain information for each of the five nominees for election as Directors at the Annual Meeting. Each individual has been engaged in his or her principal occupation for at least five years, except as otherwise indicated.

Nominees

(Term to Expire in 2010)

Name, Age and Principal Occupation	Director Since(1)
Nancy L. Donahue (76) Chair of the Board of Trustees, Merrimack Repertory Theatre	1988
George L. Duncan (66) Chairman of the Company and the Bank since their inception; prior to January 2007, also Chief Executive Officer of the Company and the Bank since inception	1988
Eric W. Hanson (63) Chairman, D.J. Reardon Company, Inc.	1991
Carol L. Reid (59) Through August 2005, Vice President, Corporate Controller and Chief Accounting Officer at Avid Technology	2006
Michael A. Spinelli (74) Owner, Merrimac Travel Service Inc., and Owner, World Tourism Solutions; former owner of Action Six Travel Network; since July 2003, Secretary of the Company and Clerk of the Bank; prior to July 2003, Assistant Clerk of the Company and the Bank	1988

(1)             All of the listed Nominees are also Directors of the Bank. The years listed in the foregoing table are the respective years in which each named individual first became a Director of the Company and the Bank.

For information regarding the remaining members of the Board of Directors, who will continue to serve after the Annual Meeting, see the listing under the heading “Continuing Directors” at pages 8-9 below.

Recommendation of Directors

The Board of Directors recommends that the stockholders vote FOR the election of Nancy L. Donahue, George L. Duncan, Eric W. Hanson, Carol L. Reid and Michael A. Spinelli, the five nominees proposed by the Board of Directors, as Directors of the Company to serve until the 2010 annual meeting of stockholders and until their successors are duly elected and qualified.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO ARTICLES OF ORGANIZATION

General

On January 16, 2007, the Board of Directors adopted a resolution approving and recommending to the stockholders for their approval and adoption, an amendment to the Company’s Restated Articles of Organization to increase the number of shares of Common Stock that the Company is authorized to issue from 10,000,000 shares to 20,000,000 shares.  Of the 10,000,000 shares of Common Stock that the Company currently is authorized to issue,                  shares were issued and outstanding on the Record Date.

If the proposed amendment is approved by the stockholders, the Company will be authorized to issue up to 20,000,000 shares of Common Stock and, subject to certain limitations under the Massachusetts Business Corporation Act and the rules of The NASDAQ Stock Market, the Company may issue these additional authorized shares of Common Stock without any further action or approval by the stockholders.  The purpose of the proposed amendment is to provide additional authorized shares of Common Stock for possible use in connection with future financings, investment opportunities, acquisitions, employee stock purchase or other benefit plans, dividend reinvestment plan distributions, other distributions, such as stock dividends or stock splits, or for other corporate purposes.  The 2:1 stock split that became effective on June 15, 2006 doubled the number of outstanding shares of Common Stock, so that the Company’s ability to undertake these types of transactions or distributions in the future will be significantly restricted, unless the total number of authorized shares is increased.  The Company has no specific plans or commitments at this time for the issuance of the additional authorized shares of Common Stock that would be added by the proposed amendment, but desires to position itself to do so if and when the need arises or market conditions otherwise warrant.

The issuance of additional shares of Common Stock could be deemed under certain circumstances to have an antitakeover effect, such as if the shares were issued to dilute the equity ownership and corresponding voting power of a stockholder or group of stockholders who may oppose the policies or strategic plan of the Company’s existing management.  On this basis, the proposed increase in authorized shares could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company.  The Board of Directors has no present intention of issuing any of the additional authorized shares of Common Stock for such purposes.

Recommendation of Directors

The Board of Directors recommends that the stockholders vote FOR the amendment of the Company’s Restated Articles of Organization to increase the number of shares of Common Stock that the Company is authorized to issue from 10,000,000 to 20,000,000.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007.

The Company is not required to submit the ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm to a vote of stockholders. In the event a majority of the votes cast are against the appointment of KPMG LLP, the Audit Committee may consider the vote and the reasons therefor in future decisions on its appointment of the Company’s independent registered public accounting firm.

Representatives of KPMG LLP are expected to attend the annual meeting at which time they will have an opportunity to make a statement if they wish to do so and will be available to answer any appropriate questions from stockholders.

Audit Fees

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements for the year ended December 31, 2006 and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q as filed with the SEC during the year ended December 31, 2006 were $328,000. The same fees for the year ended December 31, 2005 were $320,500.

Audit-Related Fees

In addition to the audit fees billed by KPMG LLP, as referred to above, the aggregate fees billed to the Company for audit-related fees for the years ended December 31, 2006 and December 31, 2005 were $27,000 and $21,868, respectively. Fees paid in 2006 and 2005 were related to audits of the Company’s 401(k) plan.

Tax Fees

The Company paid $20,700 in 2006 and $16,000 in 2005 to KPMG LLP for tax preparation services performed in each of these two years.

All Other Fees

No additional fees were paid to KPMG, LLP in 2006. All other fees paid to KPMG, LLP in 2005 amounted to $6,500 for research provided related to historic rehabilitation tax credits.

The Audit Committee must approve in advance any audit or permissible non-audit engagement or relationship between the Company and its independent registered public accounting firm. The Audit Committee has delegated to its chairman this approval authority, subject to the requirement that the chairman report the terms of any such engagement or relationship to the full Audit Committee at its next regularly scheduled meeting. All of the services described above, including those described under the headings, “Audit-Related Fees”, “Tax Fees”, and “All Other Fees”, were provided in conformance with such pre-approval requirements. The Audit Committee has determined that providing the services described above under the headings, “Audit-Related Fees”, “Tax Fees”, and “All Other Fees”, is compatible with maintaining the independence of KPMG LLP.

Recommendation of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the Audit Committee’s appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007.

BOARD OF DIRECTORS

In addition to the nominees for election to the Board of Directors set forth above, the Board of Directors is comprised of the individuals listed below whose terms expire at the annual meetings of the Company’s stockholders in 2008 and 2009.  Each individual has been engaged in his or her principal occupation for at least five years, except as otherwise indicated.

Continuing Directors

(Term to Expire in 2008)

Name, Age and Principal Occupation	Director Since(1)
Kenneth S. Ansin (42) Since January 2002, President of Norwood Fine Cabinetry; from November 1998 through February 2002, Business Development Officer of the Bank	1994

John R. Clementi (57) President, Plastican, Inc. and Holiday Housewares, Inc.	1998

Carole A. Cowan (64) President, Middlesex Community College	1999

Arnold S. Lerner (77) Vice Chairman of the Company and the Bank; Director, Courier Corporation; prior to July 2003, Clerk of the Company and the Bank	1988

Richard W. Main (59) Since January 2005, President of the Company and President and Chief Lending Officer of the Bank; from January 1, 2003 through December 31, 2004, President, Chief Operating Officer and Chief Lending Officer of the Bank; prior to January 1, 2003, President of the Company since its inception and President, Chief Operating Officer and Chief Lending Officer of the Bank	1989

(Term to Expire in 2009)

Name, Age and Principal Occupation	Director Since(1)

John P. Clancy, Jr. (49)
Since January 2007, Chief Executive Officer of the Company and the Bank and Chief Investment Officer of the Bank; From January 1, 2005 through December 31, 2006, Executive Vice President and Chief Operating Officer of the Company and Executive Vice President, Chief Operating Officer and Chief Investment Officer of the Bank; from January 1, 2003 through December 31, 2004, President and Treasurer of the Company and Executive Vice President, Treasurer and Chief Investment Officer of the Bank; prior to January 1, 2003, Treasurer of the Company since its inception and Executive Vice President, Treasurer and Chief Investment Officer of the Bank (prior to May 2003, also Chief Financial Officer of the Bank)

2003

James F. Conway, III (54) Chairman, Chief Executive Officer and President of Courier Corporation	1989

Lucy A. Flynn (53) Since March 2002, Vice President Global Marketing Communications, Raytheon Company; prior thereto, Executive Vice President, Marketing, Atlantic Data Services, Inc.	1997

John P. Harrington (64) Energy Consultant for Tennessee Gas Pipeline Company	1989

Nickolas Stavropoulos (49) Since June 2004, President, KeySpan Energy Delivery, and Executive Vice President, KeySpan Corporation; from April 2002 through May 2004, Executive Vice President, KeySpan Corporation and President, KeySpan Energy New England; from November 2001 through March 2002, Senior Vice President of Sales and Marketing, KeySpan Energy Delivery New England; prior thereto, Senior Vice President of Marketing and Gas Resources for Boston, Colonial and Essex Gas Companies	2002

(1)          All of the Directors are also Directors of the Bank. The years listed in the foregoing tables are the respective years in which each named individual first became a Director of the Company and the Bank.

Independence of Board of Directors

The Board of Directors has determined that every individual who served as a Director during the year ended December 31, 2006 is “independent” of the Company’s management on the basis of the independence standards contained in Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market, except for Messrs. Duncan, Main and Clancy, who are all current employees of the Company, and Mr. Armstrong, who is a former employee of the Company.

With respect to each of the Company’s independent Directors, there were no transactions, relationships or arrangements that have not been disclosed in this Proxy Statement under the heading “Transactions with Certain Related Persons” at page 30 below, which were considered by the Board of Directors pursuant to the independence standards referred to in the preceding paragraph in the course of the Board’s determining that each such Director meets the definition of independence.

Meetings of Board of Directors and Committees of Enterprise Bancorp, Inc. and Enterprise Bank and Trust Company

There were eight joint meetings of the Company’s (i.e., Enterprise Bancorp, Inc.) Board of Directors and the Bank’s (i.e., Enterprise Bank and Trust Company) Board of Directors during the calendar year ended December 31, 2006. During such period, each Director attended more than 75% in the aggregate of the total number of meetings of the Board of Directors and of each of the committees of the Board of Directors on which he or she served, excluding Messrs. Ansin, Armstrong, Clementi, Conway and Stavropoulos.

The Company’s Board of Directors maintains five standing committees, an executive committee, an audit committee, an asset-liability committee, a compensation/personnel committee, and a corporate governance/nominating committee.

The Bank’s Board of Directors has an executive committee, audit committee, compensation/personnel committee, asset-liability committee, marketing and business development committee, banking technology committee, investment advisory group committee, loan committee, and corporate governance/nominating committee.

Executive Committee. The executive committee is authorized to manage and transact the business of the Company and the Bank. In addition, loans over certain amounts must be approved by the executive committee.

Audit Committee.  The audit committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm.  Among other responsibilities, the audit committee also oversees and reviews all internal audit examinations and reports of the Company and the Bank, and reviews all audit reports of the Company prepared by the Company’s independent registered public accounting firm and all reports of examination of the Company and of the Bank prepared by regulatory authorities. The audit committee held three executive sessions during 2006 with the Company’s independent registered public accounting firm, KPMG LLP.

Compensation/Personnel Committee (Compensation). The compensation/personnel committee is responsible for establishing the Company’s executive compensation standards and overseeing the administration of the Company’s compensation and benefits programs, including its equity compensation programs.  The committee is also responsible for overseeing the administration of the employee benefit and compensation programs of the Bank.

Asset-Liability Committee (ALCO). The asset-liability committee is responsible for Board oversight of the Company’s  and the Bank’s interest rate risk, capital adequacy and liquidity. Through the Company’s and Bank’s asset-liability and investment policies, the committee monitors, evaluates and controls interest rate risk, as a whole and within certain tolerance levels, while ensuring adequate liquidity and adequate capital.

Marketing and Business Development Committee (Marketing). The marketing and business development committee reviews the Bank’s marketing and business development activities.

Banking Technology Committee (Technology). The banking technology committee is responsible for overseeing the administration of the Bank’s data processing function.

Investment Advisory Group Committee (IAG). The investment advisory group committee is responsible for overseeing the Bank’s trust and investment management activities, including administering trust policy and reviewing trust accounts.

Loan Committee. The loan committee reviews and considers loans proposed for charge-off, as well as loans on the Watch Asset list and other problem loans. The committee also reviews and considers various reports on the commercial loan portfolio and certain larger commercial relationships, with a particular focus on larger construction lending relationships.

Corporate Governance/Nominating Committee (CGNC.) The corporate governance/nominating committee is responsible for developing and recommending to the Board the corporate governance principles applicable to the overall governance of the Company and of the Bank. The corporate governance/nominating committee’s specific responsibilities include developing and recommending to the Board independence standards for Board members, evaluating the performance of the Board and its various committees, recommending to the Board the appointment of individual directors to the Board’s various committees, recommending to the Board the director nominees for election at the Company’s annual meeting of shareholders, developing and recommending criteria for the selection of new directors and reviewing and making recommendations on shareholder proposals.

The following table provides 2006 membership by current Directors and meeting information for each of the standing committees of the Company and the Bank:

	Executive(1)		Audit		Compensation		ALCO(1)		Marketing		Technology		IAG(1)		Loan		CGNC
Ansin							X	*	X						X
Armstrong									X		X				X
Clancy	X						X		X	*	X		X		X
Clementi	X				X								X	*			X
Conway	X				X	*											X
Cowan	X		X		X						X	*			X
Donahue									X		X		X		X
Duncan	X						X		X				X
Flynn			X								X						X
Hanson	X				X										X	*
Harrington			X				X		X						X		X
Lerner	X				X		X						X				X	*
Main	X	*					X		X				X		X
Reid			X				X				X		X
Sarantos									X		X				X
Spinelli							X		X				X
Stavropoulos			X	*													X
Total Meetings Held in 2006	9 mtgs		8 mtgs		8 mtgs		6 mtgs		3 mtgs		5 mtgs		6 mtgs		6 mtgs		5 mtgs

*                    indicates Committee Chairperson

(1)             Two to three additional members are chosen to serve on a three-month rotating basis from among the remaining members of the Board of Directors.

INFORMATION REGARDING EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

Set forth below is certain information regarding the executive officers of the Company (including the Bank), other than those executive officers who are also Directors of the Company and for whom such information has been provided above.  Each individual named below has held his or her position for at least five years, except as otherwise indicated.

Name	Age	Position
Robert R. Gilman	62	Executive Vice President, Administration, and Commercial Lender of the Bank
Stephen J. Irish	52	Executive Vice President and Chief Information Officer of the Bank; prior to January 1, 2005, also Chief Operations Officer of the Bank
James A. Marcotte	49

Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank; prior to January 1, 2005, Senior Vice President and Chief Financial Officer of the Company and the Bank; prior to May 2003, Senior Vice President and Chief Financial Officer of the DeWolfe Companies, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives and Design

The Company maintains a philosophy that total annual compensation should be competitive relative to that found in other commercial banking organizations of comparable asset size and performance. The Company believes that this is necessary to attract, motivate and retain highly qualified executives, who in turn are essential to the Company’s achieving the financial goals set by the Board of Directors and sustaining long-term value for shareholders.

Consistent with this philosophy, the Compensation Committee periodically obtains information regarding compensation levels in the Company’s industry through various sources, including compensation surveys conducted by banking industry associations and independent compensation consultants.

The Company generally attempts to set total attainable compensation at or above the midpoint range of peer compensation subject to individual and Company financial performance.

The elements of compensation are established with the goal of rewarding the executive officers for the attainment of both short- and long-term goals.  The compensation of the Chairman of the Board and the Chief Executive Officer is established by the Compensation Committee.  The Chief Executive Officer of the Company makes recommendations to the Compensation Committee for review and approval regarding the compensation of the other executive officers, excluding the Chairman.  All Compensation Committee actions regarding executive officers compensation are ratified by the full Board of Directors.

Elements and Rationale

Executive compensation may include the following components in addition to an executive’s base salary:  incentive cash compensation, long-term equity compensation, supplemental retirement benefit, supplemental life insurance benefit, income protection following a change in control or other termination and perquisites. Each of these components is reviewed and approved by the Compensation Committee on an annual basis.  The Company believes that by using a combination of these elements it is best able to find an effective balance in motivating each executive to achieve long-term and short-term goals, thereby enhancing long-term shareholder value.  In establishing the components of compensation for each individual executive officer, the Compensation Committee considers the performance of the individual as well as the executive’s designation or role within the organization.

During 2005, the Compensation Committee hired Clark Consulting to work with executive management and the committee to review the elements of executive compensation used by the Company and to provide the committee information on how the elements compared to peer companies.  Additionally, in 2005 and 2006, Clark Consulting was hired by the Compensation Committee to assist the committee with the restructuring of the supplemental retirement benefits maintained by the Bank for certain executives and the implementation of the supplemental life insurance benefit plan noted below.

In late 2006, the Company hired Clark Consulting to provide information concerning Chief Executive Officer compensation to the Compensation Committee as part of a comprehensive review of the Company’s Chief Executive Officer compensation.  Based on this information, which included peer salary data, and in recognition of Mr. Clancy’s new responsibilities as Chief Executive Officer, Mr. Clancy’s base salary was increased to $275,000 effective January 1, 2007.

Additionally, in early 2007, Clark Consulting was hired by the Company to provide a competitive market assessment for purposes of benchmarking compensation levels for positions throughout the Bank.  Based upon this assessment  and a review of the executive’s responsibilities and performance, the salaries for Mr. Gilman and Mr. Marcotte were increased to $166,880 and $180,500, respectively, effective January 1, 2007.

Incentive Compensation

Incentive cash compensation payable to the Company’s executive officers during 2006 was calculated using incentive models. Through the use of incentive models, the compensation structure for employees in management positions includes a risk/reward component. The Company believes that when performance targets are achieved, total compensation earned by executive officers will reach a level competitive with the total compensation paid to executive officers with similar responsibilities at other comparable commercial banking organizations. All employees, including executive officers, are eligible to receive an annual incentive bonus based upon the attainment of various predetermined financial performance goals. This plan is referred to in this summary as the stakeholder plan and is based upon a methodology provided to the Company by an independent, outside consultant. In addition to their inclusion in the stakeholder plan, the Company’s executive officers, including Messrs. Duncan, Main, Gilman, Clancy and Marcotte, are eligible to receive an additional annual incentive bonus based solely upon the attainment of predetermined net income levels. This additional bonus plan is referred to in this summary as the supplemental plan.  Both plans establish minimum performance targets to be achieved prior to any payments being earned.  Once the targets are achieved, the goal of each plan is to reward the employee by sharing the incremental earnings achieved in a pre-established percentage with the employee, which reflects the employee’s designation or role within the organization.

For 2007, the Company has adopted a new incentive compensation program, which will take the place of both the stakeholder and supplemental plans.  Under the new program, all employees, including executive officers, are eligible to receive an annual incentive bonus based upon the attainment of various predetermined financial performance goals, which vary in part with the different functional areas of the Company.  Minimum performance targets must be achieved prior to any payments being earned.  The amount of an individual employee’s potential bonus under the new program is determined not only on the basis of the individual’s role or responsibility within the Company, but also on the individual’s performance. The Compensation Committee believes that the new incentive compensation program will further align each employee’s interests with the short-term and long-term strategic goals of the Company.

Long-Term Equity Compensation

The Company aligns the interests of the Company’s executives with the long-term interests of stockholders through the granting of stock options and restricted stock at fair market value. Historically, the Company has granted stock options to employees approximately every eighteen months and has made additional grants to some new employees as a recruiting tool.  Options to executive officers have been granted at the same time that options are granted for all employees.

Stock option grants are recommended by executive management and are subject to the approval of the Compensation Committee.  In all cases, the exercise price of the option is established based on the market price of the Company’s stock on the date that the Compensation Committee grants the option.

No grants of options were made to the Company’s executive officers in 2006.  On March 7, 2007, the Compensation Committee approved the Company’s granting a total of xxx,xxx options to employees at an exercise price of $xx.xx per share, which reflected the market price of the Company’s common stock on the date of grant, of which xx,xxx were granted to Mr. Duncan, xx,xxx to Mr. Main, xx,xxx to Mr. Clancy, x,xxx to Mr. Gilman and x,xxx to Mr. Marcotte.

Going forward, the Compensation Committee anticipates that it will evaluate the issuance of future option grants to employees on an annual basis during the first quarter of each year.

The Company may also grant restricted stock awards subject to the approval of the Compensation Committee.  There were no restricted stock awards in 2006.  In 2005, the Compensation Committee approved a restricted stock award of 17,500 shares to Mr. Clancy as part of an overall assessment of his total compensation arrangement.  The restricted stock award was intended to reflect not only Mr. Clancy’s contributions to the Company’s past performance, but also the additional responsibilities he assumed for the Company’s future operations with his appointment as Chief Operating Officer at that time.

Supplemental Retirement Benefit and Supplemental Life Insurance Benefit

The Company believes that providing supplemental retirement and supplemental life insurance benefits provide a strong long-term retention tool for employees in management positions as well as providing a reward component to the executive.  As described under the heading “Agreements with Named Executive Officers” at page 20 below, in 2005, the Bank entered into salary continuation and supplemental life insurance agreements with each of Messrs. Duncan, Main and Gilman as part of a restructuring of the Bank’s supplemental retirement programs for these executives.  Prior to 2003, the Bank had authorized, at different times, supplemental retirement programs for each of Messrs. Duncan, Main and Gilman utilizing split dollar life insurance agreements (the “Executive Split Dollar Agreements”).  In response to potential compliance and tax issues with respect to the Executive Split Dollar Agreements resulting from the enactment of the Sarbanes-Oxley Act of 2002 and the issuance of Internal Revenue Service Notice 2002-8, the Compensation Committee engaged Clark Consulting to advise the committee and make recommendations on the best alternative for funding executive officer non-qualified retirement programs.  The objective was to eliminate the compliance and tax concerns associated with the Executive Split Dollar Agreements while maintaining a level of retirement and insurance benefit for each of the executives that would be substantially equivalent to the benefits that had been anticipated under the Executive Split Dollar Agreements.  Based upon the consultant’s recommendations, the Compensation Committee approved a restructuring of the executives’ supplemental retirement programs under which Messrs. Duncan, Main and Gilman assigned ownership of the life insurance policies subject to the Executive Split Dollar Agreements to the Bank, the Executive Split Dollar Agreements were terminated and the Bank entered into the salary continuation and supplemental life insurance agreements with the executives.

During 2006, the Company initiated a supplemental life insurance benefit plan for a number of its employees in management positions.  Under this plan, the Company has provided supplemental life insurance benefits to the employees subject to certain restrictions.  Mr. Clancy and Mr. Marcotte participate in this plan and have supplemental life insurance benefits of $190,080 and $170,500, respectively.  Messrs. Duncan, Main and Gilman’s life insurance benefits remain at the levels noted at page 24 below.

Income Protection

In addition to the above noted elements of compensation, Messrs. Duncan, Main and Clancy have employment agreements with the Company (which include non-competition restrictions) and Mr. Gilman has entered into a change in control/noncompetition agreement with the Company.  These agreements provide the employee protection in the event of a change in control of the Company by allowing the employee to terminate his employment and receive predefined payments.  The Company believes these agreements are an important tool in retaining key executives while providing protection to the Company by restricting the executive’s ability to compete in the Company’s marketplace if he were to leave prior to any change in control.  These agreements are described on pages 20-23 below.  The Company feels the non-competition protection afforded by these agreements is critical in the Company’s competitive marketplace and believes the payment amounts are aligned with industry norms and are limited by automatic “cutback” provisions that ensure payments will not exceed the limits specified under Section 280G of the Internal Revenue Code.

Perquisites

In addition to their participation in the Company’s general employee benefit plans, as described in footnote (2) of the Summary Compensation Table at page 18 below, the Company also provides company-owned vehicles for the use of Messrs. Duncan, Main and Clancy and the Company pays dues related to club memberships for business development purposes for Messrs. Duncan and Main.  The Compensation Committee believes that the cost of these additional perquisites are modest for the size of the Company and that providing them is consistent with maintaining a competitive total compensation and benefits package for senior management.

2006 Executive Compensation Program

In determining total 2006 compensation (including base salary, total incentive compensation levels, long-term equity compensation, supplemental retirement benefits and other perquisites), the Compensation Committee reviewed compensation data for other commercial banking organizations of similar size including the data provided by Clark Consulting.  Specific executive positions were matched as closely as possible with positions from other banking organizations with similar functional responsibilities to assist in the evaluation of compensation.

For 2006, no incentive cash bonuses were earned by executive officers as the Company’s net income growth of 9.75% was below the minimum targeted levels of the supplemental plan and the Company-wide stakeholder plan did not reach its targeted performance levels.

Other than the inclusion of Messrs. Clancy and Marcotte in the Company’s supplemental life insurance benefit plan, there were no significant changes to the compensation elements for the Company’s executive officers in 2006.  Total compensation paid to the Company’s executive officers in 2006 reflected a decrease as compared to 2005, not including one-time tax assistance paid to Messrs. Duncan and Clancy in 2005, in a range of 6% to 23% for each executive officer.  This decrease in total compensation was due primarily to the decrease in the Company’s net income growth from 12% in 2005 to 9.75% in 2006 and the effect of such lower growth on individual executive officers’ incentive compensation.

The Company believes that its executive compensation program for 2006 successfully linked executive compensation to the Company’s financial performance.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid by the Company (through the Bank) for services rendered in all capacities during the year ended December 31, 2006, to the chief executive officer, the chief financial officer and each of the three other most highly compensated executive officers of the Bank (the “Named Executive Officers”).  The Company does not employ any persons, other than through the Bank.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
George L. Duncan Chairman and Chief Executive Officer of the Company and the Bank	2006	$203,920	$—	$—	$—	$—	$361,201	$34,202	$599,323
Richard W. Main President of the Company and the Bank and Chief Lending Officer of the Bank	2006	$195,247	$—	$—	$23,415	$—	$172,017	$20,821	$411,500
John P. Clancy, Jr. Executive Vice President and Chief Operating Officer of the Company and the Bank and Chief Investment Officer of the Bank	2006	$190,080	$—	$49,875	$25,439	$—	$—	$16,243	$281,637
Robert R. Gilman Executive Vice President, Administration, and Commercial Lender of the Bank	2006	$156,920	$—	$—	$14,079	$—	$92,917	$8,396	$272,312
James A. Marcotte Executive Vice President, Treasurer and Chief Financial Officer of the Company and the Bank	2006	$170,500	$—	$—	$8,546	$—	$—	$6,888	$185,934

(1)                For Mr. Clancy, this value was calculated based on the number of shares that vested in 2006 and the fair market value of the Common Stock on the NASDAQ National Market on the date of the original grant of the restricted stock.

(2)                The value of the option awards is based on the accounting expense recognized by the Company for options that vested in 2006.  For assumptions used in calculating the value of option awards, refer to footnote 9 on pages 76-80 of the Enterprise Bancorp Annual Report on form 10-K.

(3)                For each of Messrs. Duncan, Main, and Gilman, this amount is equal to the increase in 2006 of the present value of the accumulated benefit attributable to the executive’s supplemental retirement plan.

(4)                For each of the named executive officers, these amounts include the annual matching contributions by the Bank to the Bank’s 401(k) plan, which equaled $6,661 for Mr. Duncan, $5,317 for Mr. Main, $6,213 for Mr. Clancy $4,708 for Mr. Gilman, and $6,295 for Mr. Marcotte.  For each of the named executive officers, these amounts also include the amount of life insurance premiums paid in 2006 on term and supplemental policies, which equaled $22,177 for Mr. Duncan, $5,382 for Mr. Main, $467 for Mr. Clancy, $3,688 for Mr. Gilman and $593 for Mr. Marcotte.

For Messrs. Duncan, Main and Clancy, this amount also includes an automobile allowance in the amount of $1,773 for Mr. Duncan, $2,840 for Mr. Main and $4,908 for Mr. Clancy.

For each of Messrs. Duncan and Main, this amount also includes the amount paid to a local club on the executive’s behalf for business development purposes in the amount of $3,591 for Mr. Duncan and $7,282 for Mr. Main.

For Mr. Clancy, this amount includes $4,655 in cash dividends paid on unvested restricted stock awarded in 2005.

DIRECTOR COMPENSATION

The Company pays no separate compensation to the Directors for their service as members of the Company’s Board of Directors. The Bank pays $350 to Directors for Board of Directors meetings, $350 to Directors for executive committee meetings, $350 to Directors for audit committee meetings, $250 to Directors for all other committee meetings, a $600 monthly retainer to all Directors and a $200 monthly retainer to executive committee members. The Bank also pays quarterly retainers of $1,875 to the chairperson of the audit committee, $1,500 to the chairpersons of the asset-liability, investment advisory group, and compensation/personnel committees, $1,250 to the chairpersons of the loan and corporate governance/nominating committees and $1,000 to the chairperson of the banking technology committee. Directors who are also full-time salaried officers of the Bank are not paid for attending Board of Directors or committee meetings and do not receive retainers of any kind for their services in any capacity as Directors.

For the year 2006, Directors had the right to make an irrevocable election (by December 31, 2005) to receive shares of Common Stock in lieu of receiving an elected portion of cash fees. The number of shares issued to Directors pursuant to this election was based on the value of the Common Stock at January 3, 2006, based on the average of the high and low trade prices of the Common Stock on the NASDAQ National Market on that date.  Pursuant to the terms of the election, shares were not considered earned, and were not issued to a Director, until the Director had actually earned the cash fees in lieu of which the shares were to be issued. If a Director who had elected to receive shares of Common Stock in lieu of cash fees pursuant to this election had ceased to serve as a member of the Board of Directors for any reason prior to his or her having earned the fees in lieu of which shares were to be issued, the Director would have received a cash amount (and no shares) equal to the fees earned through the date on which he or she ceased to serve as a Director. For the fiscal year 2006, the Company issued a total of 10,575 shares  in January 2007, of Common Stock to ten Directors at a per share issuance price of $15.79. This per share price reflected the value of the Common Stock at January 3, 2006, based on the average of the high and low trade prices of the

Common Stock on the NASDAQ National Market on that date.  For the year 2007, Directors have the same option to receive shares of Common Stock in lieu of cash fees at a per share issuance price of $15.40, which reflects the value of the Common Stock at January 3, 2007, based on the average of the high and low trade prices of the Common Stock on the NASDAQ Global Market on that date.

The Company believes that giving Directors the option to receive stock in lieu of cash fees further aligns Directors’ interests with those of the Company’s shareholders.

The following table details the total compensation payable to each Director for 2006.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (2)($)	Total ($)
Kenneth S. Ansin	$16,850						$16,850
Walter L. Armstrong	$10,700					$14,500	$25,200
John R. Clementi	$22,050						$22,050
James F. Conway, III	$20,850						$20,850
Carole A. Cowan	$23,450						$23,450
Nancy L. Donahue	$15,500						$15,500
Lucy A. Flynn	$15,800						$15,800
Eric W. Hanson	$20,750						$20,750
John P. Harrington	$20,300						$20,300
Arnold S. Lerner	$22,000						$22,000
Carol L. Reid	$19,300						$19,300
Charles P. Sarantos	$15,100						$15,100
Michael A. Spinelli	$14,250						$14,250
Nickolas Stavropoulos	$18,950						$18,950

(1)             All Directors, excluding Messrs. Armstrong, Hanson, Lerner and Spinelli, elected to receive a portion of their total Director compensation in shares of Common Stock, which were issued in January 2007.

(2)             This includes compensation paid to Mr. Armstrong for a consulting agreement he has with the Bank.

None of the above-listed Directors held any outstanding stock options as of December 31, 2006.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

The Company and the Bank are parties to employment agreements with Messrs. Duncan, Main and Clancy and are parties to a change in control/noncompetition agreement with Mr. Gilman. The term of Mr. Duncan’s agreement is a “rolling” three years, subject to earlier termination as described below. Under the agreement, as amended as of January 1, 2007, Mr. Duncan serves as chairman of both the Company and the Bank and he is entitled to a minimum base salary of $203,900, plus an annual bonus as determined by the Board of Directors as well as all other benefits that the Company may provide at any time to its officers and employees. The Company may terminate

Mr. Duncan’s employment at any time and for any reason, whether or not for cause (as defined in the agreement). Likewise, Mr. Duncan may choose to terminate his employment at any time and for any reason. The amount of severance payments and benefits that may be due to Mr. Duncan following any termination of his employment depends upon whether the Company terminates his employment with or without cause or whether Mr. Duncan chooses to terminate his employment with or without good reason (as defined in the agreement) or whether any such termination occurs before or after the Company or the Bank undergoes a change in control (as defined in the agreement).

Mr. Duncan may terminate his employment for “good reason” if any of the following events has occurred: Mr. Duncan is relieved of the office of chairman, of either the Company or the Bank, or Mr. Duncan’s functions, duties or responsibilities are otherwise reduced, in either case without his consent; the Company commits a material breach of the agreement or any successor to the Company fails to assume the Company’s obligations under the agreement; or the Company or the Bank undergoes a change in control.

If the Company terminates Mr. Duncan’s employment for cause prior to a change in control, then Mr. Duncan would receive no severance payments or benefits. If the Company terminates Mr. Duncan’s employment without cause or Mr. Duncan chooses to terminate his employment for good reason, in either case prior to a change in control, then Mr. Duncan will receive an amount equal to his previous highest annual compensation (as defined in the agreement) for each of the next three years, plus continuing employee benefits at no increased expense for the next three years.

If the Company, including any successor, terminates Mr. Duncan’s employment without cause or Mr. Duncan chooses to terminate his employment for any reason, in either case after a change in control, then Mr. Duncan will receive a lump sum payment equal to three times his previous highest annual compensation, plus continuing employee benefits at no increased expense for the next three years.

If Mr. Duncan chooses to terminate his employment without good reason prior to a change in control, and subject to the provisions described below regarding termination as a result of death, disability or retirement, he will not receive any severance payments, although he will receive, as described further below, annual payments equal to 70% of his previous highest annual compensation for up to the next two years, during which time he will be subject to noncompete restrictions.

Subject to the one-year “look back” described below, if Mr. Duncan dies before a change in control, his estate will receive six months of base salary continuation and his spouse will continue to receive employee benefits in accordance with certain conditions specified in the agreement. If Mr. Duncan dies while the agreement is in effect after a change in control, his estate will receive the three-year lump sum payment described above.

If Mr. Duncan becomes disabled at any time while the agreement is in effect, whether before or after a change in control, and he qualifies for long-term disability benefits, then he will receive on an annual basis up to 75% of his previous highest annual compensation for the remaining term of the agreement.

Subject to the one-year “look back” described below, if Mr. Duncan chooses to retire at age 65 or older  while the agreement is in effect he will not receive any severance payments, but will be entitled to receive continuing employee benefits for one year following the date of retirement.

If the Company terminates Mr. Duncan’s employment without cause or Mr. Duncan chooses to terminate his employment for any reason, or his employment is otherwise terminated as a result of his death or retirement or during a period of long-term disability, and a change in control occurs within one year after any such termination, then Mr. Duncan (or his estate if he has died) will receive the three-year lump sum payment described above (taking into account any amounts that have been paid prior to the change in control).

In lieu of the Company terminating Mr. Duncan’s employment without cause or Mr. Duncan choosing to terminate his employment for any reason, at any time while the agreement is in effect, whether before or after a change in control, the parties may agree to enter into a consulting arrangement for the remaining term of the agreement. During any such consulting period, Mr. Duncan will be paid on an annual basis 50% of his previous highest annual compensation and will continue to receive full benefits. Either the Company (including any successor) or Mr. Duncan may terminate this consulting arrangement at any time and for any reason. The amounts that may be due to Mr. Duncan following any termination of the consulting arrangement will be based upon whether the termination occurs before or after a change in control and whether the termination is by the Company for cause or without cause or by Mr. Duncan for good reason or without good reason. Mr. Duncan will be subject to noncompete restrictions for up to two years after the termination of his employment for any reason, including the termination of any consulting arrangement, if the termination occurs before a change in control. These noncompete restrictions do not apply following any termination of Mr. Duncan’s employment that occurs after a change in control. Any noncompete restrictions that may be in effect at the time of a change in control automatically expire upon such change in control.

During the period of any noncompete restrictions under the agreement, Mr. Duncan will receive on an annual basis an amount equal to 70% of his previous highest annual compensation or 50% of his previous highest annual compensation if the noncompete period follows the termination of any consulting period; provided, however, that if the termination that precedes the noncompete period is either a termination by the Company without cause or a termination by Mr. Duncan for good reason, then Mr. Duncan will receive on an annual basis during the noncompete period the full 100% of his previous highest annual compensation that he is otherwise entitled to receive.

The terms of both Mr. Main’s and Mr. Clancy’s agreements, as amended as of January 1, 2007, are substantially equivalent to those of Mr. Duncan’s agreement, except that (i) the term of Mr. Main’s and Mr. Clancy’s agreements are for a “rolling” two years; (ii) Mr. Main’s minimum annual base salary is $193,919 and Mr. Clancy’s minimum annual base salary is $275,000; (iii) the offices to be held by Mr. Main under the agreement are president of the Company and president and chief lending officer of the Bank and the offices to be held by Mr. Clancy under the agreement are chief executive officer of the Company and of the Bank; (iv) if Mr. Main’s or Mr. Clancy’s employment is terminated at any time prior to a change in control by the Company without cause or by Mr. Main or Mr. Clancy for good reason, then that executive shall be entitled to receive an amount equal to his previous highest annual compensation for each of the next two years; (v) if Mr. Main’s or Mr. Clancy’s employment is terminated at any time after a change in control by the Company, or any successor, without cause or by Mr. Main or Mr. Clancy for any reason, then that executive shall be entitled to receive a cash lump sum payment equal to two times his previous highest annual compensation; and (vi) normal retirement age is defined for Mr. Main as age 63 and for Mr. Clancy as age 62.

Under the terms of the change in control/non-competition agreement, as amended as of January 1, 2007, among the Company, the Bank and Mr. Gilman, if the executive’s employment is terminated for any reason, whether at the initiative of the Company or of the executive and whether or not for cause (as defined in the agreement), at any time prior to a change in control (as defined in the agreement), then the executive shall be prohibited from competing directly or indirectly with the Company for a period of one year following the date of such termination (and assuming that no change in control occurs at any time during such one-year period). During any such non-compete period, if the termination of the executive’s employment was initiated by the Company for any reason other than for cause, then the executive shall receive severance payments equal in the aggregate on an annualized basis to 75% of the sum of (i) his annual base salary as of the date of termination and (ii) the amount of any annual cash incentive or other cash performance bonus paid to the executive with respect to the most recently completed fiscal year prior to the date of termination.

If Mr. Gilman’s employment is terminated for any reason, whether at the initiative of the Company or of the executive and whether or not for cause, within two years after the date of a change in control, then the executive shall be entitled to receive severance payments over an 18-month period equal in the aggregate to 1.5 times his previous highest annual compensation (as defined in the agreement), together with certain other specified severance payments and benefits.

If Mr. Gilman’s employment is terminated for any reason within one year prior to the date on which a change in control occurs, other than for cause, then the executive shall be entitled to receive all of the payments and benefits that he would have been entitled to receive if such termination had occurred within two years after the date of such change in control.

The following table summarizes the estimated cost of executive benefits that would be incurred under the below noted termination scenarios for the named executive officers.  The estimates shown below factor in base salary and incentive compensation payments, the value realized from accelerated vesting of stock options and restricted stock, the value realized from accelerated vesting of supplemental retirement benefits and other benefits and payments to be paid to the named executive officers under the terms of any agreement or plan that is not generally available to all employees.  The following calculations were made without giving consideration to any possible “cutback” of payments or benefits that could be required under an executive’s employment or other contract:

Name	Change in Control		Voluntary Termination (Includes Early Retirement)(2)		Involuntary Not for Cause Termination by Company or, if Applicable, Good Reason Termination by Employee(2)		For Cause Termination(2)	Normal Retirement		Death (4)	Disability
George L. Duncan	$1,334,675		$386,770	(3)	$881,430	(3)	$386,770	$17,546	(3)	$195,585	$1,127,477
Richard W. Main	$1,077,156		$372,243	(3)	$566,868	(3)	$372,243	$17,546	(3)	$249,821	$926,029
John P. Clancy, Jr.	$826,956	(1)	$360,555		$550,170		$360,555	$17,546		$451,825	$421,400
Robert R. Gilman	$403,438		$0		$145,121		$0	$0	(3)	$0	$101,737
James A. Marcotte	$40,685	(1)	$0		$0		$0	$0		$0	$0

(1)               Includes present value attributable to accelerated vesting of death benefit payable under the Bank’s executive supplemental life insurance plan.

(2)               Assumes payments under the executive’s employment agreement during full period of applicable non-compete restriction prior to any change in control.

(3)               Does not include vested amounts payable under executive’s salary continuation agreement, which are described below.

(4)               Does not include amount payable as supplemental life insurance death benefit, which is described below for Messrs. Duncan, Main and Gilman and on page 16 above for Messrs. Clancy and Marcotte.

The Bank is a party to salary continuation agreements and supplemental life insurance agreements with Messrs. Duncan, Main and Gilman, which provide certain specified retirement and insurance benefits, which are in addition to the termination payments and benefits reflected in the above table.  The Bank entered into these agreements in 2005 as part of a restructuring of the supplemental retirement programs it has maintained for these executives.  See the discussion under the heading “Supplemental Retirement Benefit and Supplemental Life Insurance Benefit” contained in the section entitled “Compensation Discussion and Analysis” at page 16 above for additional information regarding the reasons for this restructuring.

Under each of the salary continuation agreements, and in accordance with the conditions specified therein, benefits accrue over time from the date of the agreement until the executive reaches a specified age (68 for Mr. Duncan, 63 for Mr. Main and 63 for Mr. Gilman).  Upon full vesting of the benefit, the executives will be paid the following annual amounts for 20 years:  Mr. Duncan — $149,500; Mr. Main — $95,300; and Mr. Gilman — $31,000.  Reduced benefits are paid following any early retirement based upon the extent to which the benefit has vested at the time of such early retirement.  Under the supplemental life insurance agreements, the Bank is obligated to cause the payment of death benefits to the executives’ designated beneficiaries in the following amounts:  Mr. Duncan — $1,556,056; Mr. Main — $791,496; and Mr. Gilman — $239,416.  The Bank has funded these obligations through the purchase of insurance policies owned by the Bank.

The following table sets forth additional information concerning the supplemental retirement benefits, meaning the salary continuation benefits described in the preceding paragraph, which are provided to Messrs. Duncan, Main and Gilman:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
George L. Duncan	Supplemental Employee Retirement Plan	18	$1,140,162	$0
Richard W. Main	Supplemental Employee Retirement Plan	18	$425,156	$0
Robert R. Gilman	Supplemental Employee Retirement Plan	18	$233,517	$0

(1)             The present value of accumulated benefit was valued at the established present value of the payments to be received by the executives upon reaching the specified ages noted above at a discount rate of 6%.  The annual benefit will be payable in twelve monthly installments.

GRANTS UNDER INCENTIVE PLANS IN LAST FISCAL YEAR

There were no option grants or any other equity or non-equity incentive compensation awards to the Named Executive Officers in 2006.

OPTION EXERCISES AND STOCK VESTING IN LAST FISCAL YEAR

The following table shows each exercise of stock options by, and each vesting of stock awards for, the Named Executive Officers during the year ended December 31, 2006:

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
George L. Duncan	22,000	$286,000	—	—
Richard W. Main	—	—	—	—
John P. Clancy, Jr.	—	—	3,500	$56,000
Robert R. Gilman	7,000	$69,980	—	—
James A. Marcotte	—	—	—	—

(1)             The value realized upon exercise calculations in the third column from the left above are based upon the difference between the value of the Common Stock on the option exercise date and the per share exercise price of the options.  The value on the exercise date was based on the closing market price of the stock on the NASDAQ Global Market on the exercise date.

(2)             The value realized on vesting calculation in the far right column is based upon the value of the Common Stock on the vesting date of the restricted stock.  The value on the vesting date was based on the closing market price of the stock on the NASDAQ Global Market on the vesting date.

The following table shows the unexercised stock options held by each of the Named Executive Officers as of December 31, 2006:

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
George L. Duncan	22,000	0	0	$4.50	7/1/07
	16,000	0	0	$6.72	1/7/08
	28,000	0	0	$9.11	6/6/09
	28,000	0	0	$15.34	12/31/10
	28,000	0	0	$14.375	8/2/13

Richard W. Main	11,000	0	0	$4.50	7/1/07
	14,000	0	0	$9.11	6/6/09
	7,000	7,000	0	$15.34	12/31/10
	3,500	10,500	0	$14.375	8/2/13

John P. Clancy, Jr.	6,000	0	0	$4.50	7/1/07	14,000	$225,400
	5,000	0	0	$6.72	1/7/08
	11,000	0	0	$9.11	6/6/09
	6,500	6,500	0	$15.34	12/31/10
	5,000	15,000	0	$14.375	8/2/13

Robert R. Gilman	6,000	0	0	$9.11	6/6/09
	4,000	4,000	0	$15.34	12/31/10
	2,250	6,750	0	$14.375	8/2/13

James A. Marcotte	3,000	3,000	0	$15.34	12/31/10
	2,250	6,750	0	$14.375	8/2/13

(1)             The market value of shares or units of stock that have not vested are based upon the value of the Common Stock on December 29, 2006.  The value was based on the closing market price of the stock on the NASDAQ Global Market on that date.

(2)             One-fourth of the total number of shares of Common Stock subject to the options granted becomes exercisable on an annual basis on the anniversary date of the original grant date, except for the options granted to Mr. Duncan, which were fully exercisable as of the original grant date, because he was over the age of 62, the options granted to Mr. Main, which will become fully exercisable as of his 62nd birthday on April 3, 2009, and the options granted to Mr. Gilman, which will become fully exercisable as of his 62nd birthday on March 24, 2007.

(3)             The shares subject to restricted stock awards vest over a five-year period, with 20% of the shares vesting on the first anniversary of the date of the award and an additional 20% vesting on each of the next four subsequent anniversary dates of the date of the award.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) is comprised of five independent directors and operates under a written charter.  A copy of the Audit Committee’s Charter can be found on the Company’s website (www.enterprisebanking.com).  The Audit Committee reviews and reassesses the adequacy of the Audit Committee charter on an annual basis.  The Board of Directors has determined that Nickolas Stavropoulos and Carol Reid, who are two of these five independent directors, qualify to serve as the Company’s Audit Committee Financial Experts (as such term is defined under applicable SEC rules).  The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee.  The Audit Committee held eight meetings in 2006 and met in executive session at five of the meetings including three executive sessions held with the Company’s independent registered public accounting firm, at which time discussions of financial management, accounting, and internal controls took place.

In determining the independence of the Audit Committee members, the Board of Directors has used, as required for a company with shares listed on the NASDAQ Global Market, the definition of independence contained in Section 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market as well as the additional independence requirements contained in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3(b)(1) of the Commission, and has applied such definition and additional criteria consistently to all members of the Audit Committee.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for assessing management’s evaluation of the company’s internal controls and procedures for financial reporting and for issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee’s responsibilities also include resolving any disagreements that may arise between management and the Company’s independent registered public accounting firm.  In addition, the Audit Committee is responsible for the oversight of financial reporting and establishing procedures for the receipt, retention and treatment of any complaints that may be received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of any concerns that may arise regarding questionable accounting or auditing matters.

The Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm.  Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Company’s independent registered public accounting firm has also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Audit Committee has discussed with the Company’s independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, and the Audit Committee’s review of the representation of management and the reports of the Company’s independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the SEC.

Nickolas Stavropoulos (Chairperson)

Carole A Cowan

Lucy A. Flynn

John P. Harrington

Carol L. Reid

COMPENSATION/PERSONNEL COMMITTEE MATTERS

Role of the Compensation/Personnel Committee

The Compensation/Personnel Committee of the Board of Directors (the “Compensation Committee”) is comprised entirely of independent members of the Board of Directors. It is the responsibility of the Compensation Committee to review the performance and set the compensation of the Company’s Chairman and its Chief Executive Officer.  The Company’s Chief Executive Officer recommends to the Compensation Committee for its review and approval the compensation arrangements for the Company’s remaining executive officers. The Compensation Committee is also responsible for establishing the amounts and forms of compensation paid to the members of the Board of Directors and the Board’s various committees. All actions by the Compensation Committee are reported to, and considered for ratification by, the full Board of Directors. During 2006, the Board of Directors did not modify or reject any proposed action or recommendation presented by the Compensation Committee.

In setting the compensation of the Company’s Chairman, it’s Chief Executive Officer and the members of the Board of Directors and the Board’s various committees, as well as considering the Chief Executive Officer’s recommendations regarding the compensation of the remaining executive officers, the Compensation Committee may retain directly the services of an independent compensation consultant.  The services provided by Clark Consulting during the year ended December 31, 2006 are further described in the Company’s Compensation Discussion and Analysis at pages 13-17 above.

The Compensation Committee operates under a written charter, a copy of which can be found on the Company’ s website (www.enterprisebanking.com).

Compensation/Personnel Committee Report

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis contained at pages 13-17 above (the “CD&A”) with management and based on this review and discussion the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

James F. Conway III (Chairperson)

John R. Clementi

Carole A. Cowan

Eric W. Hanson

Arnold S. Lerner

Compensation/Personnel Committee Interlocks and Insider Participation

The Directors listed above under the heading “Compensation/Personnel Committee Report” constitute all of the individuals who served as members of the Compensation Committee during the year ended December 31, 2006.  None of these Directors was an officer or employee of the Company at any time during such period or has ever been an officer of the Company.  None of these Directors has had any relationship with the Company that would require disclosure in this Proxy Statement under the heading “Transactions with Certain Related Persons” at page 30 below under applicable SEC rules.

As described in further detail under the heading “Transactions with Certain Related Persons” at page 30 below, the members of the Compensation Committee, as well as businesses and other entities with which they may be affiliated, are customers of the Bank and/or have entered into loan transactions with the Bank in the ordinary course of business.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

Proposed director nominees are recommended to the Board of Directors for its approval by the Company’s Corporate Governance/Nominating Committee (“CGNC”), which was established in 2003. The CGNC is comprised of six independent directors. In determining the independence of the CGNC members, the Board of Directors has used the definition of independence contained in Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market and has applied this definition consistently to all members of the CGNC.

A copy of the CGNC’s Charter and the Company’s Corporate Governance Guidelines can be found on the Company’s website (www.enterprisebanking.com). The Charter and Guidelines outline director qualifications, appointment to and removal from the Board of Directors and its various committees, structure and operations of the Board of Directors and its various committees and the CGNC’s reporting function to the Board of Directors.

The CGNC has reviewed, refined and formalized criteria for the selection of new directors to the Board of Directors. These criteria include independence, experience relevant to the needs of the Company, leadership qualities and the ability to represent the broad interests of shareholders. In selecting new directors, consideration is given to both the personal qualities and abilities of individual candidates and the collective skills and aptitudes of the Board of Directors as a whole.

Nominees for election to the Board of Directors may be identified and submitted to the CGNC for its consideration by directors, shareholders and/or management. The CGNC maintains a policy of considering nominees submitted by shareholders, provided that such shareholder nominees are submitted in accordance with the applicable requirements contained in the Company’s by-laws. The CGNC may also retain a professional search firm to assist with the identification of qualified candidates, although no such outside assistance has been retained with respect to any existing directors or current nominees.

The Chairman of the CGNC and the Chairman of the Board of Directors shall extend an invitation to join the Board of Directors, subject to election by the Company’s shareholders, to those nominees who are recommended by the CGNC and approved by the Board of Directors. The Board of Directors also retains the right, as outlined in the Company’s by-laws, to appoint directors as needed throughout the year.

Directors are required to attend the Company’s annual meeting. Absences will be allowed for serious personal or business obligations that cannot be rescheduled. All of the Company’s directors, excluding Mr. Ansin, attended the 2006 annual meeting.

Shareholders may submit nominations for candidates for election to the Board of Directors in accordance with the applicable requirements contained in the Company’s by-laws to the attention of the Company’s Secretary at the Company’s principal office located at 222 Merrimack Street, Lowell, Massachusetts 01852. Shareholders may also communicate directly with members of the Board of Directors by sending such communications to a specified director or group of directors or to the Board of Directors in its entirety, addressed c/o the Secretary of the Company at the Company’s principal office at the foregoing address. There have been no changes to these procedures since the Company last described these procedures in its proxy statement relating to the 2005 annual meeting of shareholders.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Audit Committee reviews disclosures made in this Proxy Statement and all other reports and filings of the Company required under the federal securities laws regarding all related-party transactions that are required to be disclosed under the requirements of Item 404 of the SEC’s Regulation S-K.  The Company’s Code of Business Conduct and Ethics, which can be found on the Company’s website (www.enterprisebanking.com), provides procedures for the Board of Directors’ review and approval of transactions involving the Company and related parties.  Any transactions involving the Company (including any subsidiaries) and members of the Board of Directors, officers holding a title of senior vice president or above or any family members or affiliated entities of any such directors or officers  must be conducted on an arms’-length basis and any consideration paid or received by the Company in connection with any such transaction shall be on terms no less favorable to the Company than terms that would be available under the same or similar circumstances with an unaffiliated third party.  With respect to any such transaction, the director’s or officer’s interest is disclosed to the Board of Directors prior to any action being taken by the Board to approve the transaction.

The Bank leases its headquarters and certain other space for operations from realty trusts, the beneficiaries of which include various Directors of the Company. The leases between the Bank and each of these trusts were reviewed and approved by a committee of independent Directors who had no financial or other interest in any of the trusts. The Board of Directors believes that the terms of each of these leases, including lease rates, are substantially similar to such terms as would be included in comparable lease transactions entered into at the time of such leases with persons who are not affiliated with the Bank.

Certain Directors and executive officers of the Company are also customers of the Bank and have entered into loan, trust and brokerage and deposit transactions with the Bank in the ordinary course of business. In addition, certain Directors are also directors, trustees, officers or stockholders of corporations and non-profit entities or members of partnerships that are customers of the Bank and that enter into loan and other transactions with the Bank in the ordinary course of business. Such loan transactions with Directors and executive officers of the Bank and with such corporations, non-profit entities and partnerships are on such terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with persons who are not affiliated with the Bank and do not involve more than a normal risk of collectibility or present other features unfavorable to the Bank.

SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth stock ownership information with respect to Directors, Named Executive Officers, all Directors and executive officers as a group and all other persons known to the Company who are the beneficial owners of more than 5% of the Common Stock. All such information is as of March 13, 2007. This information includes the total number of shares of the Common Stock known by the Company to be beneficially owned by each such person and group and the percentage of the Common Stock each such person and group beneficially owns. All shares are owned of record and beneficially, and each person and group identified has sole voting and investment power with respect to such shares, except as otherwise noted.  [TO BE UPDATED AS OF THE RECORD DATE]

	Shares of Common Stock Beneficially Owned (1)(2)	Percent of Total Common Stock
Directors
Kenneth S. Ansin(3)	121,375	1.57%
Walter L. Armstrong(4)	138,977	1.80%
John P. Clancy, Jr.(5)	82,829	1.07%
John R. Clementi(6)	39,201	*
James F. Conway, III(7)	11,893	*
Carole A. Cowan	2,845	*
Nancy L. Donahue(8)	39,544	*
George L. Duncan(9) 710 Andover Street Lowell, MA 01852	474,345	6.03%
Lucy A. Flynn(10)	8,818	*
Eric W. Hanson Three Boardwalk Chelmsford, MA 01824	443,607	5.73%
John P. Harrington(11)	10,414	*
Arnold S. Lerner(12) 155 Pine Hill Road Hollis, NH 03049	512,020	6.62%
Richard W. Main(13)	239,775	3.08%
Carol L. Reid	1,303	*
Charles P. Sarantos(14)	56,818	*
Michael A. Spinelli	279,023	3.61%
Nickolas Stavropoulos(15)	3,408	*

Other Named Executive Officers
Robert R. Gilman(16)	66,014	*
James A. Marcotte	6,750	*
All Directors and Executive Officers as a Group (22 Persons)	2,587,817	32.40%
Other 5% Stockholders
Ronald M. Ansin 132 Littleton Road Harvard, MA 01451	715,221	9.24%

*                    Named individual beneficially owns less than 1% of total Common Stock.

(1)             The information as to the Common Stock beneficially owned has been furnished by each such stockholder.

(2)             Includes shares subject to options exercisable within sixty days as follows: Mr. Clancy, 36,750; Mr. Duncan, 122,000; Mr. Main, 39,000; Mr. Gilman, 23,000; Mr. Marcotte, 6,750; Mr. Irish, 22,250; and all Directors and executive officers as a group, 249,750.

(3)             Includes 41,716 shares owned jointly with Mr. Ansin’s wife, 2,000 shares owned by Mr. Ansin’s children and 2,000 shares owned by a trust for which Mr. Ansin is the trustee.

(4)             Includes 135,132 shares owned jointly with Mr. Armstrong’s wife.  98,000 shares owned by Mr. Armstrong are pledged as collateral.

(5)             Includes 2,039 shares owned by Mr. Clancy’s children and 30,040 shares owned jointly with Mr. Clancy’s wife.  Also included are 14,000 shares of restricted stock that are not yet vested, but of which Mr. Clancy has voting power.

(6)             All shares are held by Mr. Clementi through trusts.

(7)             Includes 10,079 shares owned jointly with Mr. Conway’s wife.

(8)             Includes 10,000 shares held in trust for which Ms. Donahue’s husband is the trustee.

(9)             Includes 15,806 shares owned by Mr. Duncan’s wife and 23,286 shares owned jointly by Mr. Duncan’s wife and his adult children.

(10)       Includes 4,000 shares owned by Ms. Flynn’s husband.

(11)       Includes 3,509 shares owned jointly with Mr. Harrington’s wife.

(12)       Includes 218,647 shares owned by Mr. Lerner’s wife.

(13)       Includes 76,012 shares held by Mr. Main through a trust, and 85,345 shares owned jointly with Mr. Main’s wife.  36,000 shares owned by Mr. Main are pledged as collateral.

(14)       Includes 13,267 shares held by Mr. Sarantos through a trust, 23,139 shares owned jointly with Mr. Sarantos’ wife, 4,335 shares owned jointly by Mr. Sarantos’ wife and daughter and 3,082 shares owned by a trust for which Mr. Sarantos’ wife is the  trustee.

(15)       All shares are owned jointly with Mr. Stavropoulos’ wife.

(16)       Includes 43,014 shares owned jointly with Mr. Gilman’s wife.

STOCKHOLDER PROPOSALS

Under applicable rules of the SEC, proposals of stockholders of the Company intended to be presented at the Company’s 2008 annual meeting of stockholders must be received by the Company no later than November 25, 2007 to be included in the Company’s proxy statement and form of proxy relating to that meeting. If the 2008 annual meeting of stockholders is advanced or delayed by more than 30 days from the date of the Annual Meeting, the date by which stockholder proposals to be presented at the 2008 meeting must be received by the Company to be included in the Company’s proxy statement and form of proxy relating to that meeting will change from the date indicated in the preceding sentence. If this occurs, the Company will inform stockholders of such change by including a notice to such effect in its earliest possible quarterly report on Form 10-Q as filed by the Company with the SEC.

In addition to the foregoing SEC rules, pursuant to the Company’s articles of organization and by-laws, any stockholder wishing to have any Director nomination or stockholder proposal considered at the Annual Meeting (although not otherwise included in this Proxy Statement) must provide written notice of such nomination or proposal to the Secretary of the Company in accordance with the requirements of the articles of organization and by-laws of the Company at its principal executive offices by no later than April 3, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers and any other persons who own more than 10% of the outstanding shares of the Common Stock file with the SEC initial reports of ownership and subsequent reports of changes of ownership with respect to their beneficial ownership of the Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports that they may be required to file.  Mr. Armstrong sold 3,500 shares on January 26, 2006, 497 shares on June 9, 2006 and 1,000 shares on June 12, 2006, for which a Form 4 was not filed until November 6, 2006.

To the Company’s knowledge, all other reports under Section 16(a) of the Exchange Act that any of its Directors or executive officers has been required to file during the year ended December 31, 2006 and through March 13, 2007 have been filed on a timely basis.

OTHER MATTERS

Shares represented by proxies in the enclosed form will be voted as stockholders direct. Properly executed proxies that contain no directions to the contrary will be voted (1) FOR the election of the five nominees to serve as Directors of the Company, (2) FOR the amendment of the Company’s Restated Articles of Organization to increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000, and (3) FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. At the time of preparation of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. As stated in the accompanying proxy card, if any other business should properly come before the Annual Meeting, the proxies named therein have discretionary authority to vote the shares according to their best judgment.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K (without exhibits) is included with the Company’s Annual Report to Stockholders, and is being furnished to shareholders of record together with this Proxy Statement. Requests for additional copies may be directed to: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Michael A Spinelli, Secretary.

ADDITIONAL COPIES OF ANNUAL REPORT AND PROXY STATEMENT
AVAILABLE TO SHAREHOLDERS SHARING COMMON MAILING ADDRESS

Unless the Company has received instructions to the contrary, two or more shareholders of record who share a common mailing address may receive one Annual Report to Stockholders and one copy of this Proxy Statement, together with a separate proxy card for each such shareholder, in a single package addressed to such shareholders. Any shareholder of record who shares a common mailing address with one or more other shareholders of record and has received a single Annual Report to Stockholders and Proxy Statement as provided herein, may request a separate Annual Report to Stockholders and Proxy Statement either by directing such request in writing to the Secretary of the Company at the address given in the preceding paragraph or by making such request by phone, directed to Jim Marcotte at (978) 656-5614. If you are a shareholder of record who shares a common mailing address with one or more other shareholders of record, you may ensure future delivery of the desired number of Annual Reports to Stockholders and Proxy Statements (whether a single copy or multiple copies) by requesting such either in writing or by phone in accordance with the foregoing instructions.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

March 26, 2007

000004	000000000.000000 ext 000000000.000000 ext
MR A SAMPLE	000000000.000000 ext 000000000.000000 ext
DESIGNATION (IF ANY)	000000000.000000 ext 000000000.000000 ext
ADD 1
ADD 2	Electronic Voting Instructions
ADD 3	You can vote by Internet or telephone!
ADD 4	Available 24 hours a day, 7 days a week!
ADD 5	Instead of mailing your proxy, you may choose one of the two voting
ADD 6	methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 1, 2007.
Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 3.

1. Election of Directors:	01 - Nancy L. Donahue	02 - George L. Duncan	03 - Eric W. Hanson
	04 - Carol L. Reid	05 - Michael A. Spinelli

+

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees
		01	02	03	04	05
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark	☐	☐	☐	☐	☐
the box to the left and the corresponding numbered box(es) to the right.

	For	Against	Abstain		For	Against	Abstain
2. To amend the Company’s Restated Articles of Organization to increase the number of shares of common stock that the Company is authorized to issue from 10,000,000 shares to 20,000,000 shares.	☐	☐	☐	3. To ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if	☐
you plan to attend the
Annual Meeting.

C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

MR ASAMPLE (THIS AREAIS SET UP TO ACCOMMODATE 140 CHARACTERS) MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND
C 1234567890 J N T
1 U P X 0 1 2 6 7 4 1		+

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Enterprise Bancorp, Inc.

This proxy is solicited on behalf of the Board of Directors of Enterprise Bancorp, Inc. The Board of Directors recommends a vote FOR Proposals 1 through 3. This proxy, when properly executed on the reverse side, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy, if otherwise properly executed, will be voted FOR Proposals 1 through 3.

The undersigned, a stockholder of Enterprise Bancorp, Inc. (the “Company”), revoking all prior proxies, hereby appoint(s) Michael A. Spinelli and Arnold S. Lerner, and each of them with full power of substitution, the attorneys, agents and proxies of the undersigned to represent and vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company and any adjournments or postponements thereof, to be held at the Boston University Conference Center, 72 Tyng Road, Tyngsboro, Massachusetts, on Tuesday, May 1, 2007, at 4:00 P.M. as specified herein as to each of the proposals.

Please mark, date and sign exactly on the reverse side and return in the enclosed envelope.